UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2025, Enovis Corporation, a Delaware corporation (the “Company”), entered into Amendment No. 3 (the “Third Amendment”) to the Credit Agreement, dated April 4, 2022 (as amended by Amendment No. 1 to Credit Agreement, dated October 23, 2023 and Amendment No. 2 to Credit Agreement, dated March 28, 2024, the “Existing Credit Agreement,” and the Existing Credit Agreement, as amended by the Third Amendment, the “Amended Credit Agreement”), by and among the Company, certain subsidiaries of the Company identified therein as guarantors, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The Amended Credit Agreement provides for a revolving credit facility of up to $1.1 billion (the “Revolving Facility” and the loans thereunder, the “Revolving Loans”) and a term loan facility of $700.0 million (the “Term Loan Facility” and the loans thereunder, the “Term Loans”). The Third Amendment extended the maturity date for all outstanding Revolving Loans and Term Loans to December 8, 2030 (the “Maturity Date”); provided, however, that in the event that 91 days prior to such Maturity Date, the Company’s liquidity (calculated as set forth in the Amended Credit Agreement, based on the Company’s and its subsidiaries’ unrestricted, unencumbered and freely transferrable cash and cash equivalents, plus the aggregate amount of available unused revolving commitments under the Revolving Facility) is less than 125% of the then-outstanding principal balance of the Company’s senior unsecured convertible notes, then all outstanding Revolving Loans and Term Loans will mature on the date that is 91 days prior to the Maturity Date.

Consistent with the Existing Credit Agreement, the Amended Credit Agreement provides that the Company must maintain a Senior Secured Leverage Ratio (as defined in the Amended Credit Agreement) of at least 3.50 to 1.00, but provides for a temporary increase in the maximum Senior Secured Leverage Ratio threshold, at the election of the Company and subject to certain conditions, following one or more acquisitions for which the aggregate consideration is $300.0 million or more. Under the Existing Credit Agreement, such temporary increase in the maximum Senior Secured Leverage Ratio threshold was available following one or more acquisitions for which the aggregate consideration was $500.0 million or more. The Third Amendment also increased the maximum amount of unrestricted, unencumbered and freely transferrable cash and cash equivalents that may be applied to offset the amount of indebtedness used in the calculations of the Senior Secured Leverage Ratio and the Total Leverage Ratio (as defined in the Amended Credit Agreement). Pursuant to the Amended Credit Agreement, the amount of indebtedness used in such calculations may be reduced by up to $400.0 million of the Company’s and its subsidiaries’ unrestricted, unencumbered and freely transferrable cash and cash equivalents, compared to $150.0 million under the Existing Credit Agreement. Further, the Third Amendment (i) reduced the applicable margin for borrowings if the Total Leverage Ratio (as defined in the Amended Credit Agreement) is less than 1.50 to 1.00 and (ii) modified certain negative covenants to increase the maximum consideration payable for a permitted acquisition from $150.0 million to $200.0 million and increased baskets available for additional debt.

In addition, in connection with the Third Amendment, each of Truist Bank, DNB Capital LLC and Sumitomo Mitsui Banking Corporation became a lender under the Amended Credit Agreement.

A portion of the proceeds from the Term Loan Facility was used to repay approximately $335.0 million of the outstanding principal balance under the Revolving Facility. Accordingly, as of December 8, 2025, after giving effect to the Third Amendment, $167.0 million of principal was outstanding under the Revolving Facility and $700.0 million of principal was outstanding under the Term Loan Facility.

The lenders that are parties to the Amended Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Company and its subsidiaries and to persons and entities with relationships with the Company and its subsidiaries, for which they received or will receive customary fees and expenses.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1#	Amendment No. 3 to Credit Agreement, dated as of December 8, 2025, by and among the Company, the lenders and guarantors party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

#	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025

ENOVIS CORPORATION

	By:	/s/ Bradley J. Tandy
	Name:	Bradley J. Tandy
	Title:	Senior Vice President and Chief Legal Officer